Exhibit 10.3

ADDENDUM #1 FOR RELATED SERVICES TO THE AGREEMENT

This ADDENDUM #1 FOR RELATED SERVICES TO THE AGREEMENT (the “Addendum”) is effective this 20th day of July 2020 (“Addendum Effective Date”) by and between Mateon Therapeutics INC., a Delaware corporation with its principal office at 29397 Agoura Rd., Suite 107, Agoura Hills, CA 91301, USA (“Mateon”) and IMPATIENS N.V. acting under the trade name myTomorrows, a company formed and registered under the laws of the Netherlands, and located at Anthony Fokkerweg 61, 1059 CP, Amsterdam, The Netherlands (“Impatients”) will be incorporated into the Expanded Access Program (EAP) Master Services Agreement between Mateon and Impatients dated 30th May 2020 (the “Agreement”). Capitalized terms used in this Statement of Work will have the same meaning as set forth in the Agreement.

In addition to the EAP services that follow from the Agreement, Mateon wishes to hereby separately engage Impatients for the provision of the following Services (as defined below):

1.	Services.

Impatients shall, at its sole discretion, support Mateon with the application process for a clinical trial of the Product in the United Kingdom (“Services”). The Services shall include:

●	Regulatory writing support
●	Submission support

2.	Fees.

Impatients shall provide the Services under this Addendum free of charge.

MATEON THERAPEUTICS, INC.		IMPATIENTS N.V. acting under the trade name myTomorrows

By:	/s/ Vuong Trieu	By:	/s/ Pieter Erik de Ridders
Print Name:	Vuong Trieu	Print Name:	Pieter Erik de Ridders
Title:	General Counsel	Title:	General Counsel
Date:	24 July 2020	Date:	23 July 2020

Addendum #1 For Related Services to the Agreement between Mateon & Impatients (MyTomorrows)

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